Exhibit 10.3

AMENDED & RESTATED SWING LINE NOTE

$2,000,000	October 19, 2007

FOR VALUE RECEIVED, GOLDEN OVAL EGGS, LLC, a Delaware limited liability company (“Golden Oval”), MIDWEST INVESTORS OF IOWA, COOPERATIVE, an Iowa cooperative (“Midwest”) and GOECA, LP, a Delaware limited partnership, hereby jointly and severally restates and reaffirms its obligation to pay to the order of COBANK, ACB (the “Lender”) at the main office of CoBank, ACB in Denver, CO, in lawful money of the United States of America in Immediately Available Funds (as such term and each other capitalized term used herein are defined in the Amended Credit Agreement hereinafter referred to) on the Termination Date the principal amount of TWO MILLION DOLLARS and NO CENTS ($ 2,000,000) or, if less, the aggregate unpaid principal amount of the unpaid Revolving Loans made by the Lender under the Credit Agreement, and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Amended Credit Agreement.

This note is one of the Revolving Notes referred to in the Amended and Restated Credit Agreement dated June 30, 2006, and amended by First Amendment to Amended and Restated Credit Agreement dated April 30, 2007, and as further amended by the Second Amendment to Amended and Restated Credit Agreement dated concurrently herewith (as the same may hereafter be from time to time amended, restated or otherwise modified, the “Credit Agreement”) among the undersigned, the Lender and the other lenders named therein. This note is secured, it is subject to certain mandatory prepayments and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.

This note amends and restates a portion of the Total Revolving Outstandings, as defined in the Credit Agreement, which in turn amended and restated a previous existing promissory note dated September 13, 2004. It is expressly intended, understood and agreed that all Total Revolving Outstandings as of the date hereof shall be considered outstanding hereunder from and after the date hereof and shall not be considered paid (nor shall the undersigned’s obligation to pay the same be considered discharged or satisfied) as a result of the issuance of this note.

In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF COLORADO WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

GOLDEN OVAL EGGS, LLC

By:
Thomas A. Powell, Chief Financial Officer

MIDWEST INVESTORS OF IOWA, COOPERATIVE

By:
Thomas A. Powell, Chief Financial Officer

GOECA, LP
By its General Partner, GOEMCA, Inc.

By:
Thomas A. Powell, Chief Financial Officer

(Signature Page to Amended and Restated Swing Line Note)